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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): OCTOBER 18, 2000


                               NEOFORMA.COM, INC.
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             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)



        000-28715                                           77-0424252
       ------------                                     -------------------
       (Commission                                        (IRS Employer
       File Number)                                     Identification No.)


      3061 ZANKER ROAD, SAN JOSE, CALIFORNIA                   95134
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      (Address of principal executive offices)               (Zip Code)


                                 (408) 468-4000
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)
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ITEM 5: OTHER EVENTS.

        On October 18, 2000, Neoforma.com, Inc. ("Neoforma.com") entered into an Amendment (the "Amendment") to its Amended and Restated Common Stock and Warrant Agreement, dated May 24, 2000, with VHA, Inc. ("VHA"). The Amendment provides for the cancellation of a performance warrant previously issued to VHA to purchase up to 30,845,020 shares of Neoforma.com common stock upon the achievement of specified vesting targets based upon the purchasing volume of VHA-member healthcare organizations that agree to use Neoforma.com's internet marketplace. In substitution for the cancelled warrant, Neoforma.com will issue to VHA 30,845,020 shares of restricted Neoforma.com common stock, which shares will be subject to forfeiture by VHA to Neoforma.com if the same substantive performance targets that were contained in the warrant are not met. The shares of restricted common stock will not be included in the calculation of Neoforma.com's shares outstanding for purposes of earnings per share calculations until such shares vest and are no longer subject to forfeiture. The substitution of the restricted common stock for the warrant is intended to provide VHA with greater flexibility to use Neoforma.com stock to provide incentives to VHA's member healthcare organizations to adopt and utilize Neoforma.com's internet marketplace while maintaining the substantive vesting requirements contained in the warrant.

        Under the Amendment, VHA's agreement to vote its shares of Neoforma.com stock in excess of 19.9% of Neoforma.com's shares outstanding in the same proportion as the votes cast by all other stockholders, subject to certain exceptions, will continue and will also cover the shares of restricted common stock issued in substitution for the warrant.

        In addition, Neoforma.com and VHA agreed to extend from four to five years the vesting period during which certain of the 46 million shares of Neoforma.com common stock issued to VHA in July 2000 are subject to forfeiture by VHA to Neoforma.com if specified annual performance targets based upon the number of VHA-member healthcare organizations agreeing to use the Neoforma.com marketplace and the cumulative purchasing volume of such organizations are not met or exceeded in such years.

        A copy of the Amendment to the Amended and Restated Common Stock and Warrant Agreement is filed as Exhibit 99.1 to this report and is incorporated into this report by reference. In connection with the execution of the Amendment, on October 19, 2000, Neoforma.com issued a press release, a copy of which is filed as Exhibit 99.2 to this report and is incorporated into this report by reference.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

        (c) Exhibits.

                99.1 Amendment to Amended and Restated Common Stock and Warrant Agreement, dated October 18, 2000, between Neoforma.com, Inc. and VHA Inc.

                99.2 Press Release dated October 19, 2000 issued by Neoforma.com, Inc.
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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 19, 2000                 NEOFORMA.COM, INC.


                                       By: /s/ Frederick Ruegsegger
                                           -------------------------------------
                                           Frederick Ruegsegger
                                           Chief Financial Officer
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                                  EXHIBIT INDEX


        99.1 Amendment to the Amended and Restated Common Stock and Warrant Agreement, dated October 18, 2000, between Neoforma.com, Inc. and VHA Inc.

        99.2    Press Release, dated October 19, 2000, issued by Neoforma.com,
                Inc.